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                                                                   EXHIBIT 10.48

                                   AGREEMENT
                                   ---------


     Agreement, made as of the 5th day of June, 1997, by and among Memry Corporation, a Delaware corporation (the "Company"), Wright Machine Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("Wright"), and Wendy A. Gavaghan ("Gavaghan").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the purpose of this Agreement is to effectuate an amicable conclusion of the prior relationships between the parties;

     NOW, THEREFORE, in consideration of the above recital and further in consideration of the mutual promises and forbearance anticipated hereunder, the parties, intending to be bound legally, agree as follows:

     1.  Effective Date of Termination of Employment.
         -------------------------------------------

     Gavaghan's employment with the Company and Wright is hereby terminated effective as of March 15, 1997 (such date, the "Termination Date"). The termination of Gavaghan's employment shall be deemed to have been a termination without cause.

     2.  Accrued Vacation.
         ----------------

     The parties agrees that the Company and Wright shall pay to Gavaghan $19,232 as payment in full of all accrued vacation owed to Gavaghan, payable as follows: $5,000 upon the execution of this Agreement, and $12,232 on March 15, 1998 (the "First Anniversary").

     3.  Consideration.
         -------------

     The parties agree that:

     (a) the Company shall pay Gavaghan her base salary currently in effect, being $125,000, payable semi-monthly, until the First Anniversary;

     (b) the Company shall continue to provide Gavaghan with health and medical benefits (the "Benefits") without cost until the First Anniversary. In the event that (i) Gavaghan elects to discontinue benefits prior to the First Anniversary, she shall be paid the cash value of the Benefits for the period of time remaining until the First Anniversary (in equal semi-monthly payments), and
(ii) the Benefits are discontinued prior to the First Anniversary, Gavaghan shall, at her option, be entitled to either accept coverage under any successor Benefits plan provided to the employees of the Company generally or elect to discontinue
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receiving Benefits and receive the cash value of the same pursuant to Section
3(b)(i) above; and

     (c) the Company shall pay Gavaghan, on or prior to May 31, 1998, a severance payment in the amount of $36,750.

     4.  Options and SARs.
         ----------------

     (a) Gavaghan agrees that on or prior to May 31, 1998 she will exercise in full options granted to her by the Company as of April 30, 1996, being incentive stock options exercisable to purchase 24,500 shares of Common Stock at an exercise price of $1.50 per share (the "Options"), pursuant to the terms for the exercise of the Options set forth in the NonTransferable Incentive Stock Option Agreement, dated as of April 30, 1996, between the Company and Gavaghan regarding the Options. The Company agrees that it will use its best efforts to file and effect prior to May 31, 1998 a registration statement on Form S-8 covering the issuance of 24,500 shares of Common Stock to Gavaghan upon the exercise of the Options.

     (b) Gavaghan and the Company agree that the additional incentive stock options exercisable to purchase 12,000 shares of Common Stock at an exercise price of $1.78 issued to Gavaghan as of December 5, 1996 and 1,500 share appreciation rights issued to Gavaghan as of July 19, 1994 shall be cancelled effective as of July 30, 1997.

     (c) The Company agrees to use its best efforts to cooperate with Gavaghan in any attempt by her to exercise any of the options or rights described in Sections 4(a) or 4(b) hereof in accordance with their respective terms.

     5.  Resignation.
         -----------

     Gavaghan hereby resigns, effective as of the Termination Date, as an officer of the Company as well as an officer and director of Wright.

     6.  Transition.
         ----------

     Gavaghan agrees that, until the First Anniversary, she shall be reasonably available, upon the Company's prior reasonable request, to answer questions that any of the Company's officers may have with respect to activities that were previously the responsibility of Gavaghan in order to facilitate the transition.

     7.  Release by Gavaghan.
         -------------------

     (a) In consideration of, among other things, the agreements of the Company set forth herein, Gavaghan hereby releases on behalf of herself, her heirs, successors and assigns, the Company, Wright and each of their respective affiliates and divisions and their respective successors, assigns, officers, directors, agents, employees and representatives, from

                                       2
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and against any and all claims, demands, grievances, and causes of action, administrative, court or otherwise, known or unknown, which she has, had, or may have had against any of them through the Termination Date, including, but not limited to: (i) any claim arising under the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 621 et seq., as amended, and/or Title VII of the Civil
                          -- ---
Rights Act of 1964, 42 U.S.C. (S)(S) 2000e et seq., as amended, and/or the
                                           -- ---
Americans with Disabilities Act, 42 U.S.C. (S)(S)12111-12117; (ii) any claim for employment discrimination, whether based on a federal, state or local statute or court decision; (iii) any claim, whether statutory, common law or otherwise, arising out of the terms and conditions of Gavaghan's employment or relationship with the Company and/or Wright, the termination of her employment and relationship with the Company and/or Wright, or the events surrounding that termination; and (iv) any claim for attorneys' fees, costs, disbursements and the like; provided, however, such release shall not be deemed to preclude any
          --------  -------
right Gavaghan may have to be indemnified by the Company and Wright pursuant to the Certificates of Incorporation and/or By-Laws of the Company and Wright or pursuant to the Delaware General Corporation Law.

     (b) Gavaghan acknowledges that the Company has advised her to consult an attorney prior to executing this Agreement, and she further acknowledges that she has retained Robert M. Fortgang, Esq., of Simsbury, Connecticut, to advise her in connection with this Agreement and the termination of her employment with the Company and Wright. Gavaghan acknowledges that she understands all of the provisions of this Agreement and that she has been given the opportunity to take at least 21 days to consider this Agreement and release and consult with her personal financial, tax and legal advisors before signing this Agreement. She voluntarily accepts the terms stated in this Agreement and release and acknowledges that she is not under any duress, coercion, or undue influence.
She further acknowledges that she has had sufficient time to consider her options, and elects to sign this Agreement and release on this date, while acknowledging that the Company has given her the opportunity to take at least 21 days within which to consider the release.

     (c) Gavaghan acknowledges that for a period of seven (7) days after she signs this Agreement and release, she may change her mind and revoke her acceptance of the terms hereof by giving written notice to James G. Binch at the address set forth in Section 7(b) hereof within that seven-day period. This Agreement and release will not become effective or enforceable until the seven-day revocation period has expired.

     (d) Gavaghan acknowledges and agrees that, if she exercises her right to revoke this Agreement and release, she will not be entitled to any benefits hereunder (although she will still be entitled to whatever pay and benefits to which she is entitled as a matter of law). She further acknowledges and agrees that she must advise the Company in writing, after the expiration of the seven-day revocation period, that she has elected not to revoke this Agreement and release by signing and returning to the Company the form annexed hereto.

                                       3
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     8.  General Provisions.
         ------------------

     (a) In the event that any provision or Section of this Agreement shall be held invalid or unreasonable, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement which shall be deemed severable, and such invalid or unreasonable provision(s) shall be deemed to have been amended, and the parties hereto agree to execute all documents necessary to evidence such amendment, so as to modify any such invalid or unreasonable provision and to carry out the intent of the terms and provisions of this Agreement to the greatest extent possible and to render such provisions of this Agreement enforceable and/or reasonable in all respects as modified.

     (b) Any written notice under this Agreement shall be personally delivered or sent by certified or registered mail, return receipt requested and postage prepaid to (i) the Company or Wright, to the attention of James G. Binch, Memry Corporation, 57 Commerce Drive, Brookfield, Connecticut 06804, and (ii) Gavaghan at 312 Popes Island Road, Milford, Connecticut 06460, or to such other address or addresses as any of the parties shall designate in accordance with this Section.

     (c) This Agreement shall be construed in accordance with, and its performance shall be governed by, the laws of the State of Connecticut. The parties hereby waive the right to a jury trial.

     (d) Except as otherwise noted herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements, representations and promises by either party or between parties.

     (e) No modification of this Agreement shall be effective unless in a writing executed by both parties hereto.

     (f) Nothing in this Agreement shall prevent Gavaghan from enforcing the terms of this Agreement, and Gavaghan has not waived or released any claim for a breach of this Agreement.

     (g) The Company is hereby paying $1,500 by check to Robert Fortgang Associates CF Account, in order to assist in defraying the charges of Gavaghan's legal counsel with respect to this Agreement.

     9.  Breach of Agreement
         -------------------

     (a) In the event that either party shall claim that the other has failed to comply with any of the terms of this Agreement, all remaining provisions of the Agreement shall remain valid and binding upon the parties. The parties do hereby stipulate and agree that any dispute or controversy arising out of the performance or interpretation of this Agreement shall not be submitted to the jurisdiction of any competent court, but shall instead be addressed

                                       4
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in the following manner and sequence, which shall be a condition precedent to any court action that might otherwise be taken.

     (b) The party alleging that the other has failed to comply with any of the terms of this Agreement shall provide notice pursuant to Section 8(b) and a reasonable period of time, that shall not be less than ten (10) days, in which to cure the alleged breach, or otherwise respond.

     (c) If the dispute remains unresolved, either party may initiate arbitration/alternate dispute resolution (ADR) in Connecticut in accordance with the Commercial Arbitration and Dispute Resolution Rules of the American Arbitration Association. Such arbitration/ADR shall first proceed with an attempt to mediate such dispute. Should mediation be unsuccessful, arbitration/ADR shall follow, and the award rendered by the Arbitrator(s) shall be conclusive and binding upon the parties, shall be incorporated herein by reference, and shall be enforceable in any court of competent jurisdiction.

     (d) The party initiating arbitration/ADR shall pay all preliminary administrative fees for dispute resolution. The responding party shall pay all preliminary administrative fees, if any, with respect to any counterclaims. The Arbitrator(s) shall determine the manner in which all of the fees and costs of the arbitration/ADR shall ultimately be apportioned; however, each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the arbitration/ADR.

     10.  Sale of the Company.
          -------------------

     In the event that the Board of Directors initiates a sale of all or substantially all of the assets or stock of the Company which sale is consummated, all monetary obligations then owed by the Company to Gavaghan shall be accelerated and due to be paid to Gavaghan simultaneously with the closing of such sale.

                                       5
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.


                                        /s/ Wendy A. Gavaghan
                                        ----------------------------------
                                        Wendy A. Gavaghan

                                        MEMRY CORPORATION


                                        By: /s/ James G. Binch
                                        ----------------------------------
                                        Name:   James G. Binch
                                        Title:  Chairman, President and CEO


                                        WRIGHT MACHINE CORPORATION


                                        By: /s/ James G. Binch
                                        ----------------------------------
                                        Name:   James G. Binch
                                        Title:  President

                         [Form of Notice Not To Revoke]



                             ___________ ___, 1997



James G. Binch
Memry Corporation
57 Commerce Drive
Brookfield, Connecticut  06804

Dear Jim:

     Pursuant to Section 6(d) of the Agreement dated as of June ___, 1997 among Memry Corporation, Wright Machine Corporation and myself, I am notifying you that I have elected not to revoke such Agreement and the release by me set forth in Section 6 of such Agreement.

                              Very truly yours,



                              Wendy A. Gavaghan

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